Exhibit 10.3

LOAN AGREEMENT

between

LIBERTY BANKERS LIFE INSURANCE COMPANY

“Lender”

and

NORTH RALEIGH MHP LLC

“Borrower”

“North Raleigh MHP”

$5,323,000.00 LOAN

dated

October 25, 2021

LOAN AGREEMENT

This Loan Agreement (“Agreement”) is made and entered into as of October 25, 2021, (“Closing Date”) by and between LIBERTY BANKERS LIFE INSURANCE COMPANY, an Oklahoma insurance company (“Lender”), and NORTH RALEIGH MHP LLC, a North Carolina limited liability company (“Borrower”).

RECITALS:

A.	Borrower has requested that Lender extend credit to Borrower (“Loan”) as described in this Agreement. Lender is willing to make the Loan available to Borrower upon and subject to the provisions, terms and conditions hereinafter set forth.

B.	Subject to and upon the terms and conditions of this Agreement, Lender has agreed to lend to Borrower the amounts herein described for the purposes set forth below.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises, the covenants, representations, warranties and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

Article One

Commitment to Lend, Terms of Payment

1.1 Defined Terms. Any capitalized terms used in this Agreement are defined as they are introduced or in Article Nine of the Agreement.

1.2 Loan. Subject to and upon the terms, covenants, and conditions of this Agreement, Lender agrees to lend to Borrower an amount equal to the lesser of (i) seventy-five percent (75%) of the value of the Property as hereinafter defined, as stated in the appraisal furnished to Lender, or (ii) $5,323,000.00 (the “Committed Sum”). Lender may disburse up to the Committed Sum in several advances, but sums shall not be readvanced.

1.3 Note. The Loan shall be evidenced by, be repayable, and accrue interest in accordance with, the Promissory Note of even date with this Agreement (“Note”).

1.4 Purpose of Loan. The proceeds of the Loan shall be used only for acquisition and financing (“Approved Purposes”) of land located in Franklin and Granville Counties, North Carolina, legally described on Exhibit “A” (“Land”), together with any and all buildings, pad sites, open parking areas, structures and other improvements of any kind or nature, and any and all additions, alterations, betterments, or appurtenances thereto, now or at any time hereafter situated, placed or constructed on the Land or any part thereof (“Improvements”), mobile homes located on the Land owned by Borrower or its affiliates (“Mobile Homes”), and all rights and interests appurtenant thereto (“Appurtenances” and the Land, Improvements and Appurtenances, and Mobile Homes are collectively referred to as “Property”).

1.5 Commitment Fee. Borrower has paid a non-refundable and fully earned commitment fee equal of $18,630.00 (“Commitment Fee”).

1.6 Inspection Fee. Borrower has paid a non-refundable inspection fee equal of $2,000.00 (“Inspection Fee”).

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Article Two
Collateral

2.1 Security Interests. In order to secure payment and performance of the Indebtedness and Obligations, Borrower has granted or caused to be granted to Lender a first and prior lien on the Property. Sometimes the Property is referred to herein as the “Collateral”.

Article Three
Conditions Precedent to Lending

3.1 Underwriting Materials. The obligation of Lender to make the Loan is contingent upon Lender having received and approved the following, in form and substance acceptable to Lender, on or before the Closing Date:

(a) Organizational Documents. The Organizational Documents for Borrower and Guarantor, Manufactured Housing Properties, Inc.

(b) Governmental Certificates. Certificates of the appropriate governmental officials as to the good standing of Borrower or other parties requested by Lender.

(c) Current Financial Statements. True and correct, certified copies of the most recent financial statements of Borrower and Guarantor (“Current Financial Statements”).

(d) Environmental Reports. A Phase I environmental report of the Property, and, if requested by Lender, a Phase II environmental report.

(e) Improved Property Requirements. If the Property is improved with buildings, housing or any other structures, the following:

1. Reports on the structural, mechanical, electrical, engineering and plumbing systems of the Improvements.

2. The form of lease for the Property (“Leases”), and a current rent roll certified by Borrower.

3. Copies of all operating and management agreements related to the Property, all of which must allow for termination by Borrower upon thirty (30) days prior written notice.

4. A copy of the permanent certificates of occupancy and evidence to Lender that any Improvements comply with all appurtenances, ordinances and regulations and all recorded covenants, conditions and restrictions.

(f) Survey. A category 1A condition II or ALTA Survey prepared by a licensed surveyor acceptable to Lender and the Title Company, certified to Lender and the Title Company, and accompanied by a Surveyor’s Certificate in form satisfactory to Lender which delineates any portion of the Property within the flood plain or flood hazard area. Notwithstanding the foregoing, if the Title Company will provide Lender with survey coverage acceptable to Lender based upon the existing survey and a survey affidavit, a new survey will not be required.

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(g) Appraisal. An appraisal of the Property from a Qualified Appraiser, acceptable to Lender, certified to Lender that contains and provides an opinion of the Fair Market Value of the Property.

(h) Tax Certificates. Tax certificates or paid tax receipts certifying that all ad valorem taxes on the Property are current.

(i) UCC Searches. UCC searches of Borrower and Guarantor confirming the absence of material litigation against Borrower or Guarantor.

(j) Zoning. Evidence of zoning compliance, utility availability, capacity and accessibility for the Property.

(k) Insurance Policies. The following:

1. Currently effective certificates from an from an Insurer acceptable to Lender evidencing commercial general liability insurance covering the Property, special form (all risk) property liability insurance insuring any Improvements for the full replacement value and containing loss of rents insurance for one (1) year, naming Lender as an additional insured, and evidence of such other insurance as Lender may require.

2. If the Property is located in a flood hazard area, flood insurance in the maximum amount obtainable.

3.2 Loan Documents. The obligation of Lender to make the Loan is contingent upon Lender having received and approved the following documents executed by the Borrower or Guarantor as applicable (“Loan Documents”):

(a) Agreement. This Agreement executed by Borrower.

(b) Note. The Note executed by Borrower.

(c) Security Instrument. Deed of Trust, Security Agreement and Fixture Filing with Assignment of Rents (“Security Instrument”) granting a first lien against the Property.

(d) Assignment of Rents and Leases. An Assignment of Rents and Leases (“Assignment of Rents and Leases”) pledging leases and rents for each parcel comprising the Property.

(e) Assignment of Contract Rights. An Assignment of Contract Rights (“Assignment of Contract Rights”) assigning any and all management contracts for each parcel comprising the Property.

(f) Environmental Indemnity. That certain Environmental Indemnity covering the Property executed by Borrower and Guarantor (“Environmental Indemnity”).

g) Limited Guaranty. The Limited Guaranty (“Guaranty”) executed by Manufactured Housing Properties, Inc. (“Guarantor”).

(h) Financing Statements. Financing Statements required by Lender to perfect its security interest in the Collateral.

(i) ADA Certificate. The ADA Certificate and Indemnity Agreement executed by Borrower and Guarantor.

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(j) Resolutions and Incumbency Certificates. The Resolutions and Incumbency Certificates of Borrower authorizing the Loan and pledge of the Collateral, in form and certified in a manner acceptable to Lender.

(k) Opinions. Opinions of counsel to Borrower and Guarantor in form and substance acceptable to Lender.

(l) Title Insurance. A standard form mortgage policy of title insurance (“Title Policy”) used in the state where each parcel comprising the Property is located with such endorsements requested by Lender with liability equal to 100% of the Committed Sum, in favor of Lender, as insured, insuring the lien of the Security Instrument to be a valid and enforceable first priority lien on the Property subject only to current taxes not yet due and payable and matters expressly approved by Lender shown in the commitment for title insurance (“Permitted Encumbrances”) issued by Stewart Title Guaranty Company prior to the Closing Date.

(m) Settlement Statements. A Settlement Statement for the Loan executed by Borrower.

(n) Title Company Documents. Any and all documents requested by the Title Company to be executed by Borrower and Guarantor in connection with the Loan.

(o) Additional Items. Such additional assignments, agreements, certificates, reports, approvals, instruments, documents, financing statements, consents, estoppels and opinions, and such other due diligence materials as Lender may request.

3.3 Payment of Fees. Lender’s obligation to fund the Loan are also contingent upon Borrower on or before the Closing Date paying the Commitment Fee, and all other fees associated with the Loan including title insurance premiums, recording and filing fees, mortgage taxes and Lender’s attorneys’ fees.

3.4 No Event of Default. Lender’s obligations to fund the Loan are also contingent on at such time there exists no event or circumstance which has occurred and be continuing which constitutes or would upon the giving of notice or passage of time, constitute an Event of Default or a failure of any condition of this Agreement.

3.5 Post Closing Matters. Within ninety (90) days after the Closing, Borrower will cause titles to mobile homes that are not affixed to the Property to be amended to show the lien of Lender, and send Lender copies of such titles. At the time of Borrower’s receipt of the amended titles, Lender shall advise Borrower as to whether the originals of the titles are to be sent to Lender, or whether Borrower will be authorized to act as agent for Lender to be custodian of such titles. Borrower shall provide Lender with true, correct and complete copies of the home titles properly reflecting the Lender’s lien, and, if Lender does not elect to hold the titles, Borrower shall hold the original home titles in trust for Lender. Failure of Borrower to comply with the provisions if this Section shall be an Event of Default, as defined herein. If Borrower has possession of the titles as custodian for Lender, upon an Event of Default, as defined herein, Borrower shall promptly deliver possession of the original titles to Lender following Lender’s request for the same.

Article Four
Representations and Warranties

Borrower, except as set forth on Exhibit “B”, represents and warrants to Lender as follows:

4.1 Existence. Borrower is a limited liability company duly organized and validly existing under the laws of the State of North Carolina, and is duly qualified to transact business as a foreign corporation in each jurisdiction where the nature and extent of its business and property requires the same.

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4.2 Authorization. Borrower possesses all requisite authority, power, licenses, permits, and franchises to conduct its business and execute, deliver, and comply with the terms of the Loan Documents. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms and provisions hereof, the making of the Loans, and the execution, issuance, and delivery of the Loan Documents have been duly authorized and approved by all necessary entity action on the part of Borrower. No consent or approval of any governmental authority or court (“Tribunal”) is required in order for Borrower to legally execute, deliver, and comply with the terms of the Loan Documents.

4.3 Properties; Permitted Liens. Borrower has good and indefeasible title to all of its real property and good and marketable title to all of its other properties and assets and to the Collateral, subject to no Liens except the Permitted Encumbrances.

4.4 Compliance with Laws and Documents. Borrower is not, nor will the execution, delivery, and performance of and compliance with the terms of the Loan Documents cause Borrower to be, in violation of any Laws or in default (nor has any event occurred which, with notice or lapse of time or both, could constitute such a default) under any contract in any respect which could have a Material Adverse Effect. During the past five (5) years, there have been no proceedings, claims, or (to Borrower's knowledge) investigations against or involving Borrower by any Tribunal under or pursuant to any environmental, occupational safety and health, antitrust, unfair competition, securities, or other Laws which could have a Material Adverse Effect, except those described on Exhibit “B” attached hereto (the “Tribunal Proceedings”).

4.5 Litigation. Except for Litigation in which Borrower is exclusively a plaintiff without a counterclaim, cross-claim, or similar action asserted against Borrower and except as set forth on Exhibit “B” attached hereto (the “Existing Litigation”), Borrower is not involved in, nor is Borrower aware of the threat of, any Litigation which could have a Material Adverse Effect, and there are no outstanding or unpaid judgments against Borrower except as described on Exhibit “B” attached hereto (the “Unpaid Judgments”).

4.6 Taxes. All federal, state, foreign, and other Tax returns of Borrower required to be filed have been filed, all federal, state, foreign, and other Taxes imposed upon Borrower which are due and payable have been paid, and no material amounts of Taxes not reflected on such returns are payable by Borrower, other than Taxes being contested in good faith by appropriate legal proceedings.

4.7 Enforceability of Loan Documents. All Loan Documents when duly executed and delivered by Borrower will constitute legal, valid, and binding obligations of Borrower enforceable in accordance with their terms subject to Debtor Relief Laws and except that the availability of equitable remedies may be limited

4.8 Financial Statements. All financial statements of Borrower heretofore and hereafter to be delivered to Lender have been and shall continue to be prepared in accordance with sound accounting practices consistently applied, and shall fairly represent the financial condition of Borrower as of the date of each such financial statement (subject to reasonable year end adjustments for interim financial statements) and shall be certified by the Borrower to be true and accurate. There are and shall be no material liabilities, direct or indirect, fixed or contingent, as of the date of each such financial statement which are not reflected therein or in the notes thereto. Except for transactions directly related to, or specifically contemplated by, this Agreement and transactions heretofore disclosed in writing to Lender, there has been no material adverse change in the financial condition of Borrower as shown by the Current Financial Statements for Borrower between the date of such Current Financial Statements and the date hereof, nor has Borrower incurred any material liability, direct or indirect, fixed, or contingent, except as otherwise disclosed to and approved in writing by Lender.

4.9 Regulation U. The proceeds of the Loan are not and will not be used directly or indirectly for the purpose of purchasing or carrying, or for the purpose of extending credit to others for the purpose of purchasing or carrying, any “margin stock” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

4.10 Regulatory Acts. Borrower is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Act of 1935, the Federal Power Act, the Interstate Commerce Act, or any other Law (other than Regulation X of the Board of Governors of the Federal Reserve System) which regulates the incurring by Borrower or Guarantor of debt, including, but not limited to, Laws regulating common or contract carriers or the sale of electricity, gas, steam, water, or other public utility serves.

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4.11 General. To Borrower’s knowledge, there is no significant material fact or condition relating to the financial condition and business of Borrower, or the Collateral which has not been related in writing to Lender, and all writings heretofore or hereafter exhibited, made, or delivered to Lender by or on behalf of Borrower are and will be genuine and in all respects what they purport and appear to be.

4.12 Approved Purposes. Borrower will not use the proceeds of the Loan for any purpose except for Approved Purposes.

Article Five
Certain Covenants

Until payment and performance in full of the Indebtedness and Obligations, Borrower covenants and agrees that:

5.1 Reporting Requirements. Borrower shall provide to Lender the financial reports described on Exhibit “C” at the time specified in Exhibit “C”.

5.2 Insurance. Borrower will maintain or cause to be maintained insurance with financially sound and reputable insurance companies in such amounts and covering such risks as is usually carried by corporations engaged in similar businesses and owning similar properties in the same general areas in which Borrower and the Subsidiaries operate, provided that in any event Borrower will maintain or cause to be maintained any required workmen's compensation insurance, property insurance, comprehensive general liability insurance and business interruption insurance reasonably satisfactory to Lender. Each insurance policy covering Collateral shall name Lender as loss payee and additional insured and shall provide that such policy will not be canceled or reduced without thirty (30) days prior written notice to Lender.

5.3 Taxes. Borrower will promptly pay or cause to be paid prior to or on the due date (for the account of Lender, where appropriate) any and all Taxes due by Borrower, including, without limitation, all taxes, duties, fees, levies and other charges of whatsoever nature which have been or may be imposed by any government or by any department, agency, state, other political subdivision or taxing authority thereof or therein; provided that Borrower shall not be required to pay and discharge any such Taxes or charges so long as the validity thereof shall be contested in good faith by appropriate proceedings and Borrower shall deposit with the Title Company adequate reserves with respect thereto and shall instruct the Title Company to pay any such Taxes or charge before the property subject thereto shall be sold to satisfy any lien which has attached as security therefor, and Lender shall have the right, in its sole discretion, to instruct and cause the Title Company to pay such Taxes to the appropriate taxing authorities. Borrower shall furnish evidence to Lender of full payment of taxes at least fifteen (15) days after the due date.

5.4 Expenses of Lender. Borrower will reimburse Lender for all reasonable out-of-pocket costs, fees, and expenses incident to the Loan Documents or any transactions contemplated thereby, including, without limitation, all recording fees, all recording taxes, and the reasonable, actual fees and disbursements of special counsel for Lender for negotiation and preparation of the Loan Documents, preparation and review of other documents, and providing of other legal services, from time to time, in connection herewith up through the Closing Date, and thereafter for services (a) in connection with or in anticipation of an Event of Default or otherwise in the enforcement of the Loan Documents, (b) in connection with any amendment or waiver to any of the Loan Documents, (c) in connection with any request or action initiated by Borrower, all of which shall be and become a part of the Indebtedness, or (d) in connection with any updated appraisal requested by Lender or under the Loan Documents; provided, however, Lender shall not require an appraisal more than once every three (3) years.

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5.5 Maintenance of Entity Existence, Assets and Business; Continuance of Present Business. Borrower will preserve and maintain its existence and all of its leases, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business. Borrower will conduct its business in an orderly and efficient manner in accordance with good business practices. Except to the extent permitted in the Lease, Borrower will keep or cause to be kept all of Borrower's assets which are useful and necessary in their respective businesses in good repair, working order and condition, and will make or cause to be made all necessary repairs, renewals and replacements as may be reasonably required. Borrower will carry on and conduct its business in substantially the same fields as such business is now and has heretofore been carried on.

5.6 Books and Records. Borrower will maintain proper books of record and account in which full, true, and correct entries in conformity with sound accounting practices consistently applied shall be made of all dealings and transactions in relation to its business and activities. Lender shall have the right, from time to time, acting by and through its employees or agents, to examine the books, records, and accounting data of Borrower, and to make extracts therefrom or copies thereof. Borrower shall, within a reasonable amount of time, make such books, records, and accounting data available to Lender, as stated above, upon written request, and upon like request shall promptly advise Lender, in writing, of the location of such books, records, and accounting data.

5.7 Compliance with Applicable Laws and with Contracts. Borrower will comply with the requirements of all applicable material Laws, rules, regulations and orders of any governmental authority, except where contested in good faith and by proper proceedings. Borrower will comply in all material respects with all agreements, contracts, and instruments binding on it or affecting its properties or business.

5.8 Comply with Agreement. Borrower will fully comply with the terms, provisions and conditions of this Agreement and of all documents executed pursuant hereto.

5.9 Notice of Event of Default, Suits, and Material Adverse Effect. Upon discovery, Borrower will promptly notify Lender of any breach of any of the covenants contained in Article Six and Article Seven and of the occurrence of any Event of Default hereunder, or of the filing of any claim, action, suit or proceeding before any Tribunal agency against Borrower in which an adverse decision could have a Material Adverse Effect upon Borrower and advise Lender from time to time of the status thereof.

5.10 Information and Inspection. Lender shall have the right to inspect or request copies of all (a) materials filed by Borrower pursuant to the Securities Act of 1933, or 1934, as amended, with the Securities and Exchange Commission, (b) reports to stockholders, and (c) press releases, and at any reasonable time any other information pertinent to any provision of this Agreement or to Borrower's business which Lender may reasonably request. Borrower shall permit an authorized representative of Lender to visit and inspect at reasonable times, subject to the rights of the Tenant, the Property and to discuss the affairs, finances, and Accounts of Borrower with the officers and employees of Borrower.

5.11 Additional Information. Borrower will promptly furnish, or cause to be furnished, to Lender such other information, not otherwise required herein, respecting the business affairs, assets and liabilities of Borrower, Guarantor and the Collateral as Lender shall from time to time reasonably request.

Article Six
Events of Default

The term “Event of Default” as used herein shall mean the occurrence of any one or more of the following events (subject to all applicable grace and cure periods):

6.1 Payment of Indebtedness. Any Event of Default under the Note, as such term is defined in the Note.

6.2 Misrepresentation. Any statement, representation, or warranty heretofore or hereafter made by Borrower or Guarantor in the Loan Documents or in any writing, or any statement or representation made in any certificate, report, or opinion delivered to Lender pursuant to the Loan Documents, is false, calculated to mislead, misleading, or erroneous in any material respect at the time made.

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6.3 Voluntary Debtor Relief. Borrower shall (a) execute an assignment for the benefit of creditors, or (b) become or be adjudicated as bankrupt or insolvent, or (c) admit in writing its inability to pay its debts generally as they become due, or (d) apply for or consent to the appointment of a conservator, receiver, trustee, or liquidator of it or all or a substantial part of its assets, or (e) file a voluntary petition seeking reorganization or an arrangement with creditors or to take advantage or seek any other relief under any Debtor Relief Law now or hereafter existing, or (f) file an answer admitting the material allegations of or consenting to, or default in, a petition filed against it in any liquidation, conservatorship, bankruptcy, reorganization, rearrangement, debtor's relief, or other insolvency proceedings, or (g) institute or voluntarily be or become a party to any other judicial proceedings intended to effect a discharge of its debts, in whole or in part, or a postponement of the maturity or the collection thereof, or a suspension of any of the Rights or powers of Lender granted in any of the Loan Documents.

6.4 Involuntary Proceedings. Borrower shall involuntarily (a) have an order, judgment, or decree entered against it by any Tribunal pursuant to any Debtor Relief Law that could suspend or otherwise affect any of the Rights granted to Lender in any of the Loan Documents, and such order, judgment, or decree is not permanently stayed, vacated, or reversed within ninety (90) days after the entry thereof, or (b) have a petition filed against it or any of its property seeking the benefit or benefits provided for by any Debtor Relief Law that would suspend or otherwise affect any of the Rights granted to Lender in any of the Loan Documents, and such petition is not discharged within ninety (90) days after the filing thereof.

6.5 Attachment. The failure to have discharged or bonded off within a period of sixty (60) days after the commencement thereof any attachment, sequestration, or similar proceedings against any of the material assets of Borrower or Guarantor; provided, however, if Borrower is diligently pursuing the discharge of such proceeding, Borrower shall have ninety (90) days to comply with this Section 6.5.

6.6 Dissolution. The dissolution of Borrower for any reason whatsoever.

6.7 Other Agreements with Lender. A default or event of default shall occur and be continuing after the expiration of any applicable grace, notice, and cure periods under any other written agreement or Loan Documents other than this Agreement between Lender and Borrower.

6.8 Other Covenants. The failure or refusal of Borrower or Guarantor to properly perform, observe, and comply with any covenant or agreement contained in this Agreement (other than those matters described in this Article), and such failure or refusal continues for a period of thirty (30) days after Lender has given Borrower notice thereof; provided that, notwithstanding anything to the contrary contained in this Agreement, if the default is not reasonably curable within the 30-day period, the Borrower shall have such longer period as reasonably necessary to complete any covenant or agreement contained in this Agreement, or default, provided further that the Borrower commences to correct or cure the default within the initial 30-day period and continues to use diligent efforts to complete or correct the default; provided further, that the cure must be completed in any event by ninety (90) days after such notice.

Article Seven
Certain Rights and Remedies of Lender

7.1 Rights Upon Event of Default. If any Event of Default shall occur and be continuing, Lender may without notice declare the Indebtedness or any part thereof to be immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower. If any Event of Default shall occur and be continuing, Lender may exercise all rights and remedies available to it in law or in equity, under the Loan Documents, or otherwise.

7.2 Performance by Lender. Should any covenant, duty, or agreement of Borrower fail to be performed in accordance with the terms of the Loan Documents, Lender may, at its option, perform or attempt to perform, such covenant, duty, or agreement on behalf of Borrower. In such event, or if Lender expends any sum pursuant to the exercise of any Right provided herein, Borrower shall, at the request of Lender, promptly pay to Lender any amount expended by Lender in such performance or attempted performance, together with interest thereon at the Maximum Rate from the date of such expenditure by Lender until paid. Notwithstanding the foregoing, it is expressly understood that Lender does not assume any liability or responsibility for the performance of any duties of Borrower or Guarantor hereunder or in connection with all or any part of the Collateral.

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7.3 Diminution in Collateral Value. Lender does not assume, and shall never have, any liability or responsibility for any loss or diminution in the value of all or any part of the Collateral.

7.4 Lender Not In Control. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Lender the right to exercise control over the affairs and/or management of Borrower, the power of Lender being limited to the Right to exercise the remedies provided in the other Sections of this Article.

7.5 Waivers. The acceptance of Lender at any time and from time to time of part payment on the Indebtedness shall not be deemed to be a waiver of any Event of Default then existing. No waiver by Lender of any Event of Default shall be deemed to be a waiver of any other then-existing or subsequent Event of Default. No waiver by Lender of any of its Rights hereunder, in the other Loan Documents, or otherwise shall be considered a waiver of any other or subsequent Right of Lender. No delay or omission by Lender in exercising any Right under the Loan Documents shall impair such Right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Documents or otherwise.

7.6 Cumulative Rights. All Rights available to Lender under the Loan Documents shall be cumulative of and in addition to all other Rights granted to Lender at Law or in equity, whether or not the Obligations be due and payable and whether or not Lender shall have instituted any suit for collection, foreclosure, or other action under or in connection with the Loan Documents

7.7 INDEMNIFICATION OF LENDER.

(a) BORROWER SHALL INDEMNIFY LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS EMPLOYEES, ATTORNEYS, AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS' FEES AND, WITHOUT LIMITATION, THOSE INCURRED IN CONNECTION WITH ANY BANKRUPTCY PROCEEDING) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (C) ANY BREACH BY BORROWER OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (D) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF THE BORROWER OR ANY SUBSIDIARY, OR ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, RELATING TO ANY OF THE FOREGOING. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) ARISING OUT OF OR RESULTING FROM THE SOLE CONTRIBUTORY OR ORDINARY NEGLIGENCE OF SUCH PERSON; PROVIDED, HOWEVER, THAT NO SUCH PERSON SHALL BE INDEMNIFIED AGAINST ANY LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) ARISING OUT OF OR RESULTING FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL ACTS.

(b) Lender shall use commercially reasonable efforts to give Borrower written notice within ten (10) days of any claim with respect to the subject matter of Paragraph 7.7 of the Agreement for which the indemnity of the Lender may apply. If the Borrower agrees to defend such claim or litigation resulting therefrom, the Borrower shall bear the fees and expenses to conduct the defense, and shall select competent and conflict-free counsel. If the Borrower does not assume the defense of any such claim by a third party or litigation resulting therefrom within five (5) days of receipt of notice from the Lender, the Lender may defend against such claim or litigation in such manner as it reasonably deems appropriate. Notwithstanding anything to the contrary, however, Lender may take such action as it deems necessary to protect its interests prior to the time periods described herein and Buyer’s indemnity hereunder shall cover such actions. The Borrower and Lender shall cooperate fully with each other with the defense of litigation, to include providing assistance, information and resources where applicable.

Further, regardless of whether Borrower or Lender defends the claim or litigation, the defending party shall obtain consent from the other party, which such consent shall not be unreasonably withheld, to compromise or settle any litigation. Further, the defending party shall keep the other party fully informed of all settlement negotiations.

LOAN AGREEMENT – Page 10

7.8 Limitation of Liability. Lender nor any of its Affiliates, officers, directors, shareholders, employees, attorneys, or agents shall have any liability with respect to, and Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Borrower hereby waives, releases, and agrees not to sue Lender nor any of its Affiliates, officers, directors, shareholders, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

7.9 Assignment; Sale of Participations. Other than as provided in the Mortgage, Borrower may not assign any interest in this Loan without the prior consent of Lender which may be withheld in Lender’s sole discretion. Lender may, from time to time and without notice to Borrower, sell or offer to sell the indebtedness, or interests therein, to one or more assignees or participants and Lender is hereby authorized to disseminate and disclose any information (whether or not confidential or proprietary in nature) Lender now has or may hereafter obtain pertaining to Borrower, the Indebtedness or the Loan Documents (including, without limitation, any credit or other information regarding Borrower, any of its principals, or any other person or entity liable, directly or indirectly, for any part of the Loan, to (a) any assignee or participant or any prospective assignee or prospective participant, (b) any regulatory body having jurisdiction over Lender or the Indebtedness, (c) any actuary, auditor, banker or investment banker, and (d) any other persons or entities as may be necessary or appropriate in Lender’s reasonable judgment).

Article Eight
Miscellaneous

8.1 Headings. The headings, captions, and arrangements used in any of the Loan Documents are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Documents, nor affect the meaning thereof.

8.2 Accounting Matters. Any accounting term used in this Agreement or the other Loan Documents shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with sound accounting practices consistently applied, and all financial computations thereunder shall be computed, unless otherwise specifically provided therein, in accordance with sound accounting practices consistently applied.

8.3 Articles, Sections, and Exhibits. All references to “Article,” “Articles,” “Section,” “Sections,” “Subsection,” or “Subsections” contained herein are, unless specifically indicated otherwise, references to articles, sections, and subsections of this Agreement. All references to “Exhibits” contained herein are references to exhibits attached hereto, all of which are made a part hereof for all purposes, the same as if set forth herein verbatim, it being understood that if any exhibit attached hereto, which is to be executed and delivered, contains blanks, the same shall be completed correctly and in accordance with the terms and provisions contained and as contemplated herein prior to or at the time of the execution and delivery thereof.

8.4 Number and Gender of Words. Whenever herein the singular number is used, the same shall include the plural where appropriate, and vice versa; and words of any gender shall include each other gender where appropriate.

LOAN AGREEMENT – Page 11

8.5 Notices. Unless otherwise expressly provided herein, all notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given if (i) mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, (ii) by delivering same in person to the intended addressee, (iii) by delivery to a reputable independent third party commercial delivery service for same day or next day delivery and providing for evidence of receipt at the office of the intended addressee, or (iv) by prepaid telegram, telex, telecopier or telefacsimile transmission to the addressee, so long as the same is immediately followed by delivery pursuant to one of the methods under (i) through (iii) above. Notice so mailed shall be effective two (2) days after its deposit with the United States Postal Service or any successor thereto; notice sent by such a commercial delivery service shall be effective one (1) day after delivery to such commercial delivery service; notice given by personal delivery shall be effective only if and when received by the addressee; and notice given by other means shall be effective only if and when received at the office or designated place or machine of the intended addressee. For purposes of notice, the addresses of the parties shall be as set forth below; provided, however, that either party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days’ prior notice to the other party in the manner set forth herein. Electronic mail and internet websites may be used only to distribute only routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

If to Borrower:	North Raleigh MHP LLC
136 Main Street
Pineville, North Carolina 28134
	Attention:	[removed personal information]
Telephone:
Facsimile:
E-mail:

If to Lender:	Liberty Bankers Life Insurance Company
1605 LBJ Freeway, Suite 700
Dallas, Texas 75234
	Attention:	Loan Servicing
	Telephone:	469-522-4400
	Facsimile:	469-522-0034

LOAN AGREEMENT – Page 12

8.6 Form and Number of Documents. Each agreement, document, instrument, or other writing to be furnished to Lender under any provision of this Agreement must be in form and substance and in such number of counterparts as may be satisfactory to Lender and its counsel.

8.7 Survival. All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Documents shall survive all closings under the Loan Documents and shall continue in full force and effect so long as any part of the Indebtedness remain and, except as otherwise indicated, shall not be affected by any investigation made by any party. Notwithstanding anything contained herein to the contrary, the covenants, agreements, undertakings, representations, and warranties made in Section 6.5 and Section 8.8 shall survive the expiration or termination of this Agreement, regardless of the means of such expiration or termination.

8.8 GOVERNING LAW; PLACE OF PERFORMANCE. THE LOAN DOCUMENTS ARE BEING EXECUTED AND DELIVERED, AND ARE INTENDED TO BE PERFORMED, IN THE STATE OF NORTH CAROLINA, AND THE LAWS OF SUCH STATE AND OF THE UNITED STATES SHALL GOVERN THE RIGHTS AND DUTIES OF THE PARTIES HERETO AND THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF THE LOAN DOCUMENTS, EXCEPT TO THE EXTENT THE LAWS OF A DIFFERENT STATE AFFECT COLLATERAL LOCATED IN SUCH STATE, OR AS OTHERWISE SPECIFIED IN ANY OF THE LOAN DOCUMENTS. THIS AGREEMENT, ALL OF THE OTHER LOAN DOCUMENTS, AND ALL OF THE OBLIGATIONS OF BORROWER UNDER ANY OF THE LOAN DOCUMENTS ARE PERFORMABLE IN FRANKLIN OR GRANVILLE COUNTY, NORTH CAROLINA. VENUE OF ANY LITIGATION INVOLVING THIS AGREEMENT OR ANY LOAN DOCUMENT SHALL BE MAINTAINED IN AN APPROPRIATE STATE OR FEDERAL COURT LOCATED IN FRANKLIN AND GRANVILLE COUNTIES, NORTH CAROLINA, TO THE EXCLUSION OF ALL OTHER VENUES.

8.9 Maximum Interest. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable North Carolina law governing the maximum rate or amount of interest payable on the indebtedness evidenced by any Note or any Loan Document, and the Related Indebtedness (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under North Carolina law). If the applicable law is ever judicially interpreted so as to render usurious any amount (a) contracted for, charged, taken, reserved or received pursuant to any Note, any of the other Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, (b) contracted for, charged, taken, reserved or received by reason of Lender's exercise of the option to accelerate the maturity of any Note and/or any and all indebtedness paid or payable by Borrower to Lender pursuant to any Loan Document other than any Note (such other indebtedness being referred to in this Section as the “Related Indebtedness”), or (c) Borrower will have paid or Lender will have received by reason of any voluntary prepayment by Borrower of any Note, then it is Borrower's and Lender's express intent that all amounts charged in excess of the Maximum Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Rate theretofore collected by Lender shall be credited on the principal balance of any Note and (or, if any Note has been or would thereby be paid in full, refunded to Borrower), and the provisions of any Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if any Note has been paid in full before the end of the stated term of any such Note, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Rate, either refund such excess interest to Borrower and/or credit such excess interest against such Note and/or any Related Indebtedness then owing by Borrower to Lender. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Note to which the alleged violation relates and/or the Related Indebtedness then owing by Borrower to Lender. All sums contracted for, charged, taken, reserved or received by Lender for the use, forbearance or detention of any debt evidenced by any Note and/or the Related Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of such Note and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of any Note and/or the Related Indebtedness does not exceed the Maximum Rate from time to time in effect and applicable to such Note and/or the Related Indebtedness for so long as debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

LOAN AGREEMENT – Page 13

8.10 Invalid Provisions. If any provision of any of the Loan Documents is held to be illegal, invalid, or unenforceable under present or future Laws effective during the term thereof, such provision shall be fully severable, the appropriate Loan Document shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof; and the remaining provisions thereof shall remain in full force and effect and shall not be effected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of such Loan Document a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

8.11 Entirety and Amendments. This instrument embodies the entire agreement between the parties relating to the subject matter hereof (except documents, agreements and instruments delivered or to be delivered in accordance with the express terms hereof), supersedes all prior agreements and understandings, if any, relating to the subject matter hereof, and may be amended only by an instrument in writing executed jointly by Borrower and Lender and supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

8.12 Multiple Counterparts. This Agreement may be executed in a number of identical counterparts, each of which constitutes an original and all of which constitute, collectively, one agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

8.13 Parties Bound. This Agreement shall be binding upon and inure to the benefit of Borrower, Lender and their respective successors and assigns; provided that Borrower may not, without the prior written consent of Lender, assign any of its Rights, duties, or obligations hereunder. No term or provision of this Agreement shall inure to the benefit of any Person other than Borrower and Lender and their respective successors and assigns; consequently, no Person other than Borrower and Lender and their respective successors and assigns, shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of Borrower or Lender to perform, observe, or comply with any such term or provision.

8.14 Lender's Consent or Approval. Except where otherwise expressly provided in the Loan Documents, in any instance where the approval, consent or the exercise of judgment of Lender is required, the granting or denial of such approval or consent and the exercise of such judgment shall be (a) within the sole discretion of Lender, and (b) deemed to have been given only by a specific writing intended for the purpose and executed by Lender. Each provision for consent, approval, inspection, review, or verification by Lender is for Lender's own purposes and benefit only.

8.15 Loan Agreement Governs. In the event of any conflict between the terms of this Agreement and any terms of any other Loan Document, the terms of this Agreement shall govern. All of the Loan Documents are by this reference incorporated into this Agreement.

8.16 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF LENDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

8.17 Statute of Frauds Notice. THIS WRITTEN LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

8.18 Attorneys’ Fees. In the event either Lender, Lender’s Consultant or Borrower brings any legal or equitable proceeding (including any court action or arbitration proceeding) for enforcement of any of the terms or conditions of the Loan Documents, or any alleged disputes, breaches, defaults or misrepresentations in connection with any provision of the loan Documents, the prevailing party in such proceeding, including in any bankruptcy proceeding, shall be entitled to recover its reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees and costs of defense paid or incurred in good faith. The “prevailing party” for purposes of this Agreement, shall be deemed to be that party who obtains substantially the result sought, whether by settlement, dismissal or judgment.

LOAN AGREEMENT – Page 14

Article Nine
Definitions

All Definitions not otherwise defined in this Agreement shall have the meanings given such terms in this Article.

9.1 Definitions. All Definitions not otherwise defined in this Agreement shall have the meanings given such terms in this Article.

“Accounts” mean all of Borrower’s accounts receivable of every nature and description, whether now existing or hereafter arising, the proceeds and products thereof including, without limitation, all notes, drafts, acceptances, instruments, and chattel paper arising therefrom.

“Affiliate” means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person, (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting interest of such Person, or (c) ten percent (10%) or more of the voting interest of which is directly or indirectly beneficially owned or held by the Person in question. The term “control” means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by control, or otherwise; provided, however, in no event shall Lender be deemed an Affiliate of Borrower.

“Business Day” means a day other than a Saturday, Sunday or a day on which commercial banks in Dallas, Texas, are authorized to be closed. Unless otherwise provided, the term “days” means calendar days.

“Code” means the Uniform Commercial Code of the State of North Carolina or other applicable jurisdiction as it may be amended from time to time.

“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization, or similar debtor relief Laws affecting the rights of creditors generally from time to time in effect.

“Fair Market Value” shall mean the most probable price which the Property, or any portion thereof, as applicable, should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably and assuming the price is not affected by undue stimulus. Implicit in the foregoing definition is the consummation of a sale as of a specified date and the passing of title from the seller to buyer under conditions whereby: (i) the buyer and seller are typically motivated, (ii) both parties are well informed or well advised, and acting in what they consider to be their own best interests, (iii) a reasonable time, found to be acceptable to Lender in the exercise of its sole opinion and judgment, is allowed for exposure of the Property in the open market, which, in the case of this transaction, is agreed by the parties to be twelve (12) months, (iv) payment of the purchase price is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereof, and (v) the purchase price represents the normal consideration for the Property unaffected by special or creative financing or sales concessions granted by anyone associated with the sale. Said valuation shall be based upon the assumption that the Property will continue to be used for the purposes under which the Property is used or designed for use.

“Indebtedness” means all present and future indebtedness, fees, including without limitation the Commitment Fee, obligations, and liabilities, including all direct and contingent obligations arising under letters of credit, banker’s acceptances, bank guaranties and similar instruments, net obligations under any swap contract, overdrafts, Automated Clearing House obligations, and all other financial accommodations which could be considered a liability under GAAP, and all renewals, extensions, and modifications thereof, or any part thereof, now or hereafter owed to Lender by Borrower, and all interest accruing thereon and costs, expenses, and reasonable attorneys’ fees incurred in the enforcement or collection thereof (including attorneys’ fees incurred in connection with any bankruptcy proceeding of Borrower or Guarantor, regardless of whether such indebtedness, obligation, and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, but not limited to, the indebtedness, obligations, and liabilities evidenced, secured, or arising pursuant to any of the Loan Documents and all renewals and extensions thereof, or any part thereof, and all present and future amendments thereto, together with the loans described on Schedule 22 hereof (“Related Loans”).

LOAN AGREEMENT – Page 15

“Laws” means all statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of the United States, any city or municipality, state, commonwealth, nation, country, territory, possession, or any Tribunal.

“Leases” means all present and future leases, subleases, licenses, concessions or grants or other possessory interests now or hereafter in force, whether oral or written, covering or affecting the Property, or any portion of the Property, and all modifications, extensions or renewals.

“Liabilities” means, at any particular time, all amounts which in conformity with GAAP, would be included as liabilities on a balance sheet of a Person.

“Lien” means any lien, security interest, Tax lien, mechanic’s lien, materialman’s lien, or other encumbrance, whether arising by contract or under Law.

“Litigation” means any proceeding, claim, lawsuit, and/or investigation conducted or threatened by or before any Tribunal, including, but not limited to, proceedings, claims, lawsuits, and/or investigations under or pursuant to any environmental, occupational safety and health, antitrust, unfair competition, securities, Tax, or other Law, or under or pursuant to any agreement, document, or instrument.

“Material Adverse Effect” means any set of circumstances or event which (a) could reasonably be expected to have any adverse effect whatsoever upon the validity, performance, or enforceability of any Loan Document, (b) is or could reasonably be expected to become material and adverse to the financial condition, properties, or business operations of the Person in question, (c) could reasonably be expected to impair the ability of the Person in question to fulfill its obligations under the terms and conditions of the Loan Documents, or (d) could reasonably be expected to cause an Event of Default.

“Maximum Rate” means the maximum non-usurious rate of interest (or, if the context so requires, an amount calculated at such rate) which Lender is allowed to contract for, charge, take, reserve, or receive in this transaction under applicable federal or state (whichever is higher) Law from time to time in effect after taking into account, to the extent required by applicable federal or state (whichever is higher) Law from time to time in effect, any and all relevant payments or charges under the Loan Documents.

“Obligations” means any and all of the covenants, conditions, warranties, representations and other obligations (other than to repay the Indebtedness) made or undertaken by Borrower to Lender as set forth in the Loan Documents.

“Organizational Documents” means (a) in the case of a corporation, its articles or certificate of incorporation and bylaws, (b) in the case of a general partnership, its partnership agreement, (c) in the case of a limited partnership, its certificate of limited partnership and partnership agreement, (d) in the case of a limited liability company, its articles of organization and operating agreement or regulations, and (e) in the case of any other entity, its organizational and governance documents and agreements.

“Person” means any individual, firm, corporation, association, partnership, joint venture, trust, other entity, or a Tribunal.

“Qualified Appraiser” shall mean an independent, duly certified M.A.I. real estate appraiser, licensed to appraise property in the state in which the Property is located, approved by Lender in the exercise of its sole opinion and judgment, generally familiar with the appraisal of property similar to the Property, having at least ten (10) years’ experience in the appraisal of properties substantially similar to the Property.

“Rights” mean any remedies, powers, and privileges exercisable by Lender under the Loan Documents, at Law, equity, or otherwise.

“Taxes” means all taxes (including withholding), assessments, fees, levies, imposts, duties, deductions, withholdings, or other charges of any nature whatsoever from time to time or at any time imposed by any Laws or by any Tribunal, excluding state and local sales and use taxes.

“Tribunal” means a court, administrative agency or other governmental body.

[Signature page follows]

LOAN AGREEMENT – Page 16

LENDER:

LIBERTY BANKERS LIFE INSURANCE
COMPANY, an Oklahoma insurance company

By:	/s/
Name:
Title:

BORROWER:

NORTH RALEIGH MHP LLC,
a North Carolina limited liability company

By:	Manufactured Housing Properties Inc.,
a Nevada corporation,
its Sole Member

	By:	/s/ Michael Z Anise
Michael Z. Anise, President

LOAN AGREEMENT – Page 17

EXHIBIT “A”

LAND

PARCEL 1:

TRACT ONE:

BEGINNING at an iron stake, formerly a rock corner with W.R. Holden and Wade White; runs thence North 85-15 West 2,027 feet to an iron stake, formerly a rock; runs thence North 8-45 East 940.5 feet to a stake corner and three white rocks; runs thence South 84-45 East 1,865 feet to a rock in a drain; runs thence South 1 East 949 feet to the beginning, containing 41.5 acres according to a map and survey made by Phil R. Inscoe, R.L.S., under date of 3-12-66 entitled "Map of Land Surveyed for Walter Debnam et al" and being all the property conveyed to W.T. Young by deeds recorded in the Franklin County Registry in Deed Books 278 Page 277, 440, Page 89, and 440, Page 90, to all of which reference is hereby made. See Will of William Thomas Young, Will Book X Page 460, records of Franklin County.

This property was conveyed to Grantors by deed recorded in the Franklin County Registry on March 30, 1966, Book 604 Page 399.

TRACT TWO:

BEGINNING at an existing rock in a drain, said point being marked also by an existing iron and being the northeast corner of property belonging to Richard Streett; running thence with said Streett's northern line, crossing S.R. #1117 North 84 degrees 45' West 1,865 feet to an existing iron in rocks; thence North 8 degrees 54' East 450.92 feet to an iron pipe; thence a new line through the R.B. Debnam property, again crossing S.R. #1117 South 84 degrees 45' East 1,840.30 feet to an iron pipe located South 5 degrees 46' West 289.10 feet from an existing rock; thence South 5 degrees 46' West 450 feet to the point and place of beginning according to survey for Richard Streett by Harold Mullen, Registered Surveyor dated 4-8-67 containing 19.13 acres and being the southern portion of a 37.9-acre tract belonging to R.B. Debnam.

PARCEL 2:

Tract 1: BEGINNING at a stone on the northern side of the road leading from Lewis Station to Dexter (S.R. #1514), said stone being the southeastern corner of the property herein described and the southwestern corner of the property of Jessie A. Watson; going thence in a line parallel to said road S. 71° 48' W. 73 feet more or less to an iron pin; thence N. 12° 57' W. 1094.5 feet to an iron pin; thence S. 71° 15' W. 499.5 feet to an iron pin in the eastern margin of the lands of Willie Allgood; thence along Allgood's line N. 1° 45' W. 1809 feet to a stake in the southern margin of the property of Mrs. Ella G. Olmstead; thence along Olmstead's line S. 87° 15' E. 485.7 feet to a stake, corner of the property of Jessie A. Watson; thence along Watson's line as follows: S. 1° 45' E. 1122 feet to a stone; thence S. 87° 45' E. 273.9 feet to a stone; thence S. 1° 45' E. 1500 feet to a stone, said point being the point and place of beginning and containing 28.7 acres, more or less, according to map and survey of Johnnie C. Currin, R.L.S., dated August 30, 1971.

For further reference see Deed Book 580, page 795, Granville County Registry. (5724T)

Tract 2:

Beginning at an iron pin in the western margin of a road, said iron pin being the northeastern corner of the property herein described and the southeastern corner of the property this day conveyed to B.N. Hart; going thence along he said road S. 12° 57' E. 844 feet to an iron pin; thence S. 71° 48' W. 679.4 feet to an iron pin in the eastern margin of the lands of Willie Allgood; thence along Allgood's line N. 1° 45' W. 860 feet to an iron pin, the southwestern corner of the property of B.N. Hart; thence along Hart's line N. 71° 15' E. 499.5 feet to an iron pin said point being the point and place of beginning, and containing 11.4 acres, more or less, according to map and survey of Johnnie C. Currin, R.L.S. dated August 26, 1971. For further reference, see Book 154, page 100, Granville County Registry.

PARCEL 3:

Beginning at an iron pin in the southern right of way of S.R. #1202, designated on the survey identified below as"0.72 Miles to S.R.#1203"; thence South 83degrees 02' 43" West 100.00 feet to an iron pin; thence North 89 degrees 18' 17" West 300.00 feet to an iron pin; thence South 78 degrees 31' 43" West 100.00 feet to an iron pin; thence North 58 degrees 44' 38" West 1,119.79 feet to an iron pin; thence North 67 degrees 49' 37" West 1,086.86 feet to an iron pin; thence North 19 degrees 27' 46" East 369.49 feet to an iron pin; thence North 19 degrees 27' 46" East 230.40 feet to an iron pin; thence South 81 degrees 18' 19" East 20.00 feet to an iron pin; thence South 81 degrees 18' 19" East 941.37 feet to au iron piu; thence South 42 degrees 59' 14" East 1,129.75 feet to an iron pin; thence South 43 degrees 57' 58" East 469.59 feet to an iron pin; thence South 44 degrees 26' 17" East 306.34 feet to an iron pin, the point and place of beginning; and being the property surveyed for Rilla Browne, Franklinton Township, Franklin County, North Carolina, according to a survey by Nathan R. Hymiller, Jr., Registered Land Surveyor, dated January 28, 1992, and containing 34.92 acres according to said survey.

LOAN AGREEMENT – Page 18

PARCEL 4:

BEING all of that certain tract or parcel of land containing 17.389 acres as shown on survey and plat of James O. Murphy, P.E. entitled "Boundary Survey for William Lee Richardson & Valerie Jean Blettner," dated May 9, 2003, of record in Plat Book 28, page 125, Granville County Registry, to which reference is hereby made for a more particular description.

PARCEL 5:

TRACT 1:

That certain tract or parcel of land situate, lying and being in Youngsville Township, Franklin County, North Carolina, adjoining the lands of Seaboard Airline Railroad, Dr. George C. Mackie, Fred O. Preddy and others and more particularly described as follows:

BEGINNING in the center of the Seaboard Airline Railroad tract; thence South 82-1/2 degrees East 452 feet to a stake, Perry's corner; thence along Perry's line South 17 degrees East 479 feet; South 28 degrees West 300 feet; South 46 degrees West 161 feet; South 55 degrees West 463 feet; North 80 degrees West 210 feet to the center of the aforesaid railroad tract; thence along the aforesaid railroad tract in a northern direction 1,175 feet to the point of beginning containing 12 acres, more or less, less the railroad right of way.

EXCLUDED from the above-described land is that portion which lies west of Rural Paved Road 1030.

TRACT 2:  BEGINNING at an existing iron stake, said stake being the northeast corner of William L. Thompson Property according to deed recorded in Book 743 Page 612, Franklin County Registry; thence South 83 degrees15' 00" East 82.21 feet to an iron pipe; thence South 17 degrees 25' 18" East 406.06 feet to an iron pipe; thence South 50 degrees 41' 50” West 20.47 feet to marked pine tree; thence south 44 degrees 27' 08" West 63.51 feet to an existing iron pipe; thence North 17 degrees 25' 18" West 477.28 feet to the place and point of beginning containing 0.759 acres, more or less, according to Map and Survey of James O. Murphy, R.L.S., dated 9 March 1981, entitled "Map Prepared for William L. Thompson, Youngsville Township, Franklin County, N.C."

LOAN AGREEMENT – Page 19

EXHIBIT “B”

DISCLOSURE SCHEDULE

Permitted Encumbrances Not Otherwise Disclosed

NONE

Litigation Disclosure of Borrower and Guarantor.

Borrower: NONE

Guarantor: NONE

LOAN AGREEMENT – Page 20

EXHIBIT “C”

FINANCIAL REPORTING PROCEDURES

(1) Annual Financial Statements. Within one hundred twenty (120) days after the last day of each fiscal year of Borrower, beginning with the fiscal year that ends 2021, financial statements showing the financial position and results of operations of Borrower (which shall include the Collateral) as of, and for the year ended on, such last day, in all material respects, the financial position of Borrower as of the last day of such fiscal year and the results of operations and the cash flow of Borrower for the fiscal year then ended in conformity with sound accounting practices consistently applied, the certificate of the chief financial officer of Borrower that all of such financial statements present fairly the financial position of Borrower as of the last day of such fiscal year and the results of the operations and the cash flow of Borrower for the fiscal year then ended in conformity with sound accounting practices consistently applied. Each such financial statement shall contain at least a balance sheet of Borrower as at the end of such fiscal year and statements of income, retained earnings, and contingent liabilities; In addition, Borrower shall provide to Lender a true, correct, and complete copy of the federal income tax return for Borrower and a true and correct copy of each amended tax return within thirty (30) days after the filing of each such tax return, if quested by Lender.

(2) Annual Operating Statements. Within ninety (90) days after the last day of each calendar year, internally prepared monthly operating statements showing income, expenses and balance sheets for the Property (Monthly Site Summary Reports) (which shall include the Collateral) in the same form as is furnished to the management of Borrower.

LOAN AGREEMENT – Page 21